June 5, 2003




JACO ELECTRONICS, INC. ("Jaco")
145 Oser Avenue
Hauppauge, NY  11788

NEXUS CUSTOM ELECTRONICS, INC. ("Nexus")
Prospect Street
Brandon, VT  05733

INTERFACE ELECTRONICS, INC. ("Interface")
124 Grove Street
Franklin, MA  02028

Gentlemen:

                  Reference is made to the Second Restated and Amended Loan and Security Agreement in effect between us, as successor by merger to GMAC Commercial Credit LLC, which was the successor in interest to BNY Financial Corporation ("GMAC"), as Agent and Lender, and Fleet Bank, N.A., f/k/a Natwest Bank, N.A ("Fleet") as Lender, and Jaco, Nexus and Interface, dated September 13, 1995, as supplemented and amended from time to time, (the "Agreement"). Both GMAC and Fleet may hereinafter be referred to jointly as the "Lenders", and individually, as a "Lender" and GMAC may also be herein referred to as "Agent" when acting in such capacity, as the case may be. Initially capitalized terms not defined herein shall have the meanings ascribed to such terms in the Agreement. Jaco, Nexus and Interface may hereinafter and in the Agreement, be referred to jointly and severally as "Debtors", and each individually as a "Debtor".

                  WHEREAS you have requested that the Lenders amend the Agreement so as to enable you to purchase certain assets and assume certain liabilities, ("Purchase") of Reptron Electronics, Inc., a Florida corporation ("Reptron"), in accordance with the terms and conditions of a certain Asset Purchase Agreement dated May 19, 2003 ("Purchase Agreement"); and

                  WHEREAS the Lenders are willing to agree to such Purchase provided such Purchase is made in accordance with the terms and conditions of the Purchase Agreement as submitted to the Agent and the amendment of the Agreement is subject to the terms and conditions of this amendment agreement;

                  NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1) The Lenders hereby agree notwithstanding any provisions in the Agreement to the contrary to allow Jaco to assume additional liabilities in a maximum amount not to exceed $7,000,000.00 in conjunction with the Purchase and to consummate the Purchase, provided that the purchase price, for the Purchase, shall not exceed a maximum amount of $5,600,000.00, subject to the terms and conditions hereof.

2) It is hereby agreed that under the terms of the Agreement, the Lenders will establish and maintain at all times a $2,500,000.00 permanent reserve to be established at the time that the inventory acquired from Reptron, pursuant to the Purchase, is incorporated into the Inventory Borrowing Base. Such reserve shall reduce the availability of Loans available to the Debtors under the Agreement.

3) The Debtors hereby agree to provide Agent on behalf of the Lenders with an appraisal of the inventory being purchased from Reptron pursuant to the Purchase, acceptable in all respects to the Agent and the Lenders, in their sole discretion, and Agent's field examiners will review such inventory and provide a satisfactory opinion with respect thereto, before such purchased inventory is considered a part of the Inventory Borrowing Base.

4) In consideration for the Agreement by the Lenders, as described herein, the Borrowers agree to pay to the Agent for the benefit of the Lenders on a pro-rata basis, a Facilitation Fee in the amount of $25,000.00. The Borrowers hereby agree that the Agent may automatically charge the amount of such Facilitation Fee to the Debtors account as of the date of this Agreement.

5) By their signatures below, Jaco, Nexus and Interface hereby ratify the Agreement and agree to be jointly and severally liable for all Obligations under the Agreement and agree that all of the outstanding amounts of the Loans under the Agreement, as of the date hereof, shall be valid and binding Obligations of each of them, and shall be deemed Obligations outstanding under the Agreement, and hereby agree and promise to repay to the Agent, for the benefit of the Lenders, such Obligations (including but not limited to all applicable interest) in accordance with the terms of the Agreement, but in no event, later than the Termination Date (for purposes hereof, "Termination Date" shall mean June 30, 2004, or any extended termination date, or any earlier termination date, whether by acceleration or otherwise).

6) By their signatures below, Jaco, Nexus and Interface hereby ratify and affirm to the Agent that as of the date hereof, they are in full compliance with all covenants under the Agreement and certify that all representations and warranties of the Agreement are true and accurate as of the date hereof, with the same effect as if they had been made as of the date hereof.

                  Except as herein specifically amended, the Agreement shall remain in full force and effect in accordance with its original terms, except as previously amended.

                  If the foregoing accurately reflects our understanding, kindly sign the enclosed copy of this letter and return it to our office as soon as practicable.

                                Very truly yours,
                                GMAC COMMERCIAL FINANCE LLC
                                (as Agent and Lender)

                                By:  /s/ David Duffy
                                    ---------------
                                     Title:SVP

AGREED AND ACCEPTED:
JACO ELECTRONICS, INC.                               FLEET BANK, N.A.
                                                       (as Lender)

By: /s/ Jeffrey D. Gash                         By: /s/ Stephen T. Hill
    --------------------                           -----------------------
    Title: EVP                                     Title: Vice President

NEXUS CUSTOM ELECTRONICS, INC.              INTERFACE ELECTRONICS CORP.

By: /s/ Jeffrey D. Gash                         By: /s/ Jeffrey D. Gash
    -----------------------                         -----------------------
    Title: EVP                                      Title: EVP

                            RATIFICATION OF GUARANTOR
By its signature below, Jaco Overseas, Inc. hereby ratifies its guaranty of the Agreement, as such Agreement has been amended from time to time, including but not limited to certain amendments dated June 6, 2000, September 28, 2000, January 31, 2001, June 12, 2001, July 1, 2001, November 14, 2001, February 6,
2002, and September 2002 (the "Amendments") and hereby agrees to be liable for all of the Obligations under the Guaranty with respect to the Agreement as amended from time to time, including but not limited to by this amendment and the Amendments, and hereby agrees that the said Guaranty shall continue to apply and remain in full force and effect with respect to the amended Agreement and hereby agrees and consents that a certain General Loan and Security Agreement dated January 20, 1989, shall continue to be in full force and effect and apply to the amended Agreement, and it further hereby agrees to make all payments of all its Obligations under the said Guaranty and General Loan and Security Agreement to GMAC Commercial Finance LLC as Agent and Lender, and to Fleet Bank, N.A. as Lender, as successors in interest to the previous Agent and Lenders respectively.

RATIFIED, ACCEPTED AND CONSENTED:
JACO OVERSEAS, INC.

By:  /s/ Jeffrey D. Gash
    ---------------------
     Title: EVP